                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                            _______________________


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934




      Date of Report (Date of earliest event reported) August 29, 1996


                             NU-TECH BIO-MED, INC.
               (Exact Name of Registrant as specified in charter)



      Delaware                   0-11772              25-1411971
- ------------------------------------------------------------------
(State or other jurisdic-       (Commission     (IRS Employer
tion of incorporation)          File Number)    Identification No.)


55 Access Road, Warwick, Rhode Island                    02886
- ------------------------------------------------------------------
(Address of principal executive offices)              (Zip Code)


Registrant's telephone number, including area code (401) 732-6520



       __________________________________________________________________
         (Former name or former address, if changed since last report.)

ITEM 5.  OTHER EVENTS.

         Nu-Tech Bio-Med, Inc. (the "Company") has previously announced that it had entered into a Letter of Intent on December 6, 1995, with Infotechnology, Inc. ("Infotech"), Advanced Corporate Services, Inc. ("Advanced"), Questech Capital, Corp. ("Questech") and American Cytogenetics, Inc. ("ACI") pursuant to which the Company, subject to the completion of its due diligence and a formal agreement, would acquire from Infotech, Advanced and Questech all of the Common and Preferred Shares owned by each of them in ACI representing approximately 53.9% of all of ACI's issued and outstanding shares of Common Stock and approximately 59.9% of all of ACI's issued and outstanding shares of Preferred Stock.

         As a result of management's ongoing due diligence review of the business and operations of ACI, management has determined at this time not to pursue the transaction and has terminated the Letter of Intent and further negotiations.

                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        NU-TECH BIO-MED, INC.



                                        By: /s/ J. Marvin Feigenbaum
                                        J. Marvin Feigenbaum
                                        Chairman of the Board,
                                        President, Chief Executive
                                        and Chief Financial Officer

Dated:  August 29, 1996





                                       2